UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2024

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-51734	35-1811116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common units representing limited partner interests	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Note Purchase Agreement

On February 23, 2024, Calumet Specialty Products Partners, L.P. (the “Partnership”), Calumet Finance Corp. (“Finance Corp.” and, together with the Partnership, the “Issuers”), Calumet GP, LLC (the “General Partner”) and certain subsidiary guarantors named therein (the “Guarantors”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with certain qualified institutional buyers and institutional accredited investors named therein, pursuant to which the Issuers agreed to sell $200.0 million aggregate principal amount of a new series of the Issuers’ 9.25% Senior Secured First Lien Notes due 2029 (the “Notes”) in a private placement transaction in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Notes will mature on July 15, 2029 and will be issued at par. The closing of the issuance of the Notes is expected to occur on March 7, 2024, subject to customary closing conditions.

The Partnership intends to use the net proceeds from the private placement of the Notes, together with cash on hand, to redeem all of the Issuers’ outstanding 9.25% Senior Secured First Lien Notes due 2024 (the “2024 Secured Notes”) and $50.0 million aggregate principal amount of the Issuers’ outstanding 11.00% Senior Notes due 2025 (the “2025 Notes”).

The Note Purchase Agreement contains customary representations, warranties and agreements of the Issuers, the General Partner and the Guarantors and customary conditions to closing, obligations of the parties and termination provisions.

The foregoing description of the Note Purchase Agreement is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.02	Results of Operations and Financial Condition.

On February 23, 2024, the Partnership reported results of operations for the quarter and year ended December 31, 2023, pursuant to a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this report shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information and Exhibit 99.1 be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Information.

The Partnership also announced today that it has delivered (i) a notice of conditional redemption for all of the 2024 Secured Notes at a redemption price of par, plus accrued and unpaid interest to but not including the redemption date of March 9, 2024, and (ii) a notice of conditional redemption for $50.0 million aggregate principal amount of the 2025 Notes at a redemption price of par, plus accrued and unpaid interest to but not including the redemption date of April 15, 2024.

The Issuers’ obligation to redeem all of the 2024 Secured Notes and $50.0 million aggregate principal amount of the 2025 Notes, in each case, is conditioned upon, on or before March 9, 2024, the completion of a private placement of at least $200.0 million aggregate principal amount of the Issuers’ senior debt securities. The Issuers will publicly announce and notify the holders of the 2024 Secured Notes, the holders of the 2025 Notes and Wilmington Trust, National Association, as trustee, if the foregoing condition is not satisfied or waived, whereupon the redemptions will be revoked and the 2024 Secured Notes and the 2025 Notes called for redemption will remain outstanding.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Note Purchase Agreement, dated February 23, 2024, by and among the Partnership, Finance Corp., the General Partner, the Guarantors and the purchasers named therein.

99.1	Press Release, dated February 23, 2024.

104	Cover Page Interactive Data File- the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

	By:	CALUMET GP, LLC,
its General Partner

Date: February 23, 2024	By:	/s/ Todd Borgmann
	Name:	Todd Borgmann
	Title:	Chief Executive Officer